Exhibit 4.4

            THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                    c/o Prudential Capital Group
                        Four Gateway Center
                     Newark, New Jersey 07102


                                   As of June 30, 1994


CONE MILLS CORPORATION
1201 Maple Street
Greensboro, North Carolina 27405


      Attn: Mr. David Bray, Treasurer



Ladies and Gentlemen:


      This letter is to amend the Note Agreement dated as of August 13, 1992, as amended previously (the "Note Agreement") between Cone Mills Corporation (the "Company") and The Prudential Insurance Company of America ("Prudential"). Capitalized words in this letter shall have the same meaning as in the Note Agreement except as otherwise defined herein. Prudential and the Company agree that the Note Agreement shall be amended as follows:


      1. Paragraph 6H is amended to restate clauses (ii) and (iii) thereof as follows:


          "(ii) all the Purchased Interest (as defined in the Purchase Agreement) in the Receivables (as defined in the Purchase Agreement) to exceed $78,000,000, or at any time after the effectiveness of the amendment contemplated by paragraph 5K, $70,000,000; or (iii) all the Maximum Net Investment (as defined in the Purchase Agreement) to exceed $50,000,000."


      2. Except as amended herein, all of the terms, conditions and obligations of the Note Agreement shall remain in full force and effect.

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Cone Mills Corporation
As of June 30, 1994
Page 2






      If you agree to these changes, please sign each copy of this letter enclosed and return two of them to Prudential, at which time this letter shall become a binding agreement as of the date first above written.


                                   Very truly yours,


                                   THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA

                                   By: /s/ Robert R. Derrick
                                       ---------------------
                                       Vice President


Agreed to and accepted
as of June 30, 1994


CONE MILLS CORPORATION



By: /s/ David E. Bray
    -----------------
    Treasurer